SSI INTERNATIONAL, LTD.

955 South Virginia, Suite 116

Reno, Nevada 89502

775-284-0370

April 21, 2014

Dear Shareholder,

We are pleased to announce that we are taking aggressive steps to file all outstanding reports with the SEC to regain our status as a reporting Issuer.

In the coming weeks we intend to be current with our filings and be trading on the OTCQB Exchange.

Please do not hesitate to contact us with any questions during this period.

Sincerely

/s/ Hakim
Hakim